EXHIBIT 99.1

ANTARES PHARMA REPORTS THIRD QUARTER 2016

FINANCIAL AND OPERATING RESULTS

RECORD PRODUCT SALES DRIVE THIRD QUARTER RESULTS

EWING, NJ, November 9, 2016 -- Antares Pharma, Inc. (NASDAQ: ATRS) today reported financial and operating results for the third quarter ended September 30, 2016.  The Company reported revenue of $13.5 million and a net loss per share of $0.04 for the third quarter of 2016 and revenue of $38.0 million and a net loss of $0.13 per share for the nine months ended September 30, 2016.  Product sales, which represent sales of our proprietary products and devices or device components to our partners, rose to $11.0 million for the third quarter of 2016, an increase of 38% compared to the third quarter of 2015. Total product sales for the nine months ended September 30, 2016 were $30.6 million, an increase of 65% compared to the same period in 2015.

“We are extremely pleased to report another strong quarter of double-digit product revenue growth along with significant progress in our QuickShot testosterone development program.  With all clinical work on QST now complete, we remain on track to submit a New Drug Application to the FDA by December 31, 2016,” said Robert F. Apple, President and Chief Executive Officer of the Company.  “We have also made great progress in the first nine months of 2016 from both a commercial and clinical perspective. I believe our internal development projects coupled with partnered collaborations should provide us with a diversified portfolio of products over the next few years helping to lay the foundation for future growth. Our focus remains on growing top line revenue with continued progress on our pipeline development programs.”

Third Quarter 2016 and Recent Highlights

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Reported quarterly revenue of $13.5 million of which $11.0 million was related to product revenue. Total revenue for the nine months ended September 30, 2016 was $38.0 million of which $30.6 million was related to product revenue.

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Generated $6.3 million in year-to-date product revenue from the delivery of sumatriptan injection single-dose, auto injectors to Teva Pharmaceutical Industries, Ltd. (Teva), of which $3.4 million was attributable to shipments in the third quarter of 2016.

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Announced the completion of the QuickShot® testosterone (QST) clinical program along with the safety results from the dose-blinded, multiple-dose, concentration-controlled, 26-week phase 3 QST-15-005 study.  The New Drug Application (NDA) remains on track for submission by December 31, 2016.

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Announced the acceptance and presentation of two QuickShot testosterone abstracts at the 22nd annual fall meeting of the Sexual Medicine Society of North America (SMSNA).  The first abstract titled “Improvements in psychosexual function among hypogonadal men enrolled in the STEADY trial of a novel, subcutaneous auto-injector for testosterone replacement” was selected as a moderated poster presentation.  The second abstract titled “Safety and efficacy results from the phase 3, double-blind, multicenter STEADY trial of a novel, pre-filled, subcutaneous auto-injector for testosterone replacement therapy” was selected for a prestigious oral podium presentation.

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Appointed Fred M. Powell to the position of Senior Vice President and Chief Financial Officer.  Mr. Powell comes to Antares Pharma from Celator Pharmaceuticals where he was Vice President and Chief Financial Officer responsible for the Company’s accounting, corporate finance and financial planning functions prior to the sale of Celator to Jazz Pharmaceuticals.  Mr. Powell has a diversified corporate background including more than 20 years of financial experience within the biotech and pharmaceutical industry.

Third Quarter and Nine Month Financial Results

Total revenue was $13.5 million for the three months ended September 30, 2016, compared to $11.1 million for the comparable period in 2015, representing growth in total revenue of 22%.  For the nine months ended September 30, 2016, total revenue was $38.0 million, compared to $33.9 million for the comparable period in 2015, representing growth in total revenue of 12%.  See Table 1 attached for further details on revenues.

Product sales represent sales of our proprietary products and devices or device components to our partners.  Product sales were $11.0 million for the three months ended September 30, 2016, compared to $8.0 million for the comparable period in 2015.  For the nine months ended September 30, 2016, product sales were $30.6 million compared to $18.5 million for the comparable period in 2015.  The increase in product sales for the third quarter was primarily driven by the shipment of sumatriptan injection USP to Teva, the sale of Makena® devices to AMAG and continued growth of OTREXUP™.

Development revenue represents amounts earned under arrangements with partners in which we develop new products on their behalf.  Frequently, we receive payments from our partners that are initially deferred and recognized as revenue over a development period or upon completion of defined deliverables.  Development revenue was $2.1 million and $2.6 million for the three months ended September 30, 2016 and 2015, respectively. For the nine months ended September 30, 2016, development revenue was $6.5 million compared to $8.0 million for the comparable period in 2015.  The decrease in development revenue for the third quarter was primarily a result of a reduction in development activities with Teva in connection with the epinephrine auto injector.

Licensing revenues represent the amounts recognized from up-front or milestone payments received from partners that are initially deferred and recognized over the life of our agreements.  Licensing revenue was $39 thousand for the three months ended September 30, 2016, compared to $43 thousand for the comparable period in 2015. Licensing revenue for the first nine months of 2016 was $128 thousand compared to $6.1 million for the nine months ended September 30, 2015. The decrease in licensing revenue is primarily related to payments previously received and deferred from LEO Pharma A/S that were fully recognized upon termination of our agreement in June 2015.

Royalty revenue is recognized primarily from the in-market sales of products sold by our partners.  Royalty revenue was $0.3 million and $0.9 million for the three and nine months ended September 30, 2016, respectively, compared to $0.4 million and $1.2 million for the comparable periods in 2015.

Total gross profit decreased in the third quarter of 2016 to $5.4 million compared to $6.0 million in the comparable period in 2015. Total gross profit for the nine months ended September 30, 2016 was $15.9 million as compared to $20.4 million for the comparable period in 2015.  The decrease in gross profit for the third quarter was primarily related to sales of $3.4 million of generic sumatriptan injection product to Teva at cost, pursuant to our agreement, for which no margin has yet been recognized.  Any profit sharing will be recognized in future periods following commercial sale.

Total operating expenses were $11.6 million in the third quarter of 2016 compared to $11.8 million in the comparable period in 2015. Total operating expenses for the nine months ended September 30, 2016 were $35.8 million compared to $34.3 million in the comparable period in 2015.

Net loss was $6.1 million and $19.8 million in the third quarter and nine months ended September 30, 2016, respectively, as compared to $5.7 million and $14.0 million for the comparable periods in 2015.  Net loss per share was $0.04 for the quarters ended September 30, 2016 and 2015, and $0.13 and $0.10 for the nine months ended September 30, 2016 and 2015, respectively.

At September 30, 2016, cash and investments were $31.8 million compared to $47.9 million at December 31, 2015.

Conference Call, Call Replay and Webcast

Antares Executives will provide a Company update and review third quarter 2016 operating and financial results via webcast and conference call on Wednesday, November 9, 2016, at 8:30 a.m. ET (Eastern Time). The webcast of the conference call, which will include a slide presentation, can be accessed through the link located on the “ATRS Investor Information” section of the Company’s website (www.antarespharma.com) under the “Webcast” tab. Alternatively, callers may participate in the audio portion of the conference call by dialing 1-

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888-280-4443 (US), or 1-719-457-2653 (International).  Callers should reference the Antares Pharma conference call or conference identification code 3270156. Callers can access the slide presentation on the “ATRS Investor Information” section of the Company’s website under the “Presentations” tab. Webcast and telephone replays of the conference call will be available from 11:30 a.m. ET on Wednesday, November 9, 2016 through 11:30 a.m. ET on Friday, December 9,, 2016. To access the replay, callers should dial 1-888-203-1112 (US), or 1-719-457-0820 (International) and enter passcode 3270156.

About Antares Pharma

Antares Pharma focuses on self-administered parenteral pharmaceutical products. The Company’s product, OTREXUP™ (methotrexate) injection for subcutaneous use, is approved in the U.S. for the treatment of adults with severe active rheumatoid arthritis, children with active polyarticular juvenile idiopathic arthritis and adults with severe recalcitrant psoriasis. The Company and Teva Pharmaceutical Industries, Ltd. (Teva) recently announced the commercial launch of VIBEX® Sumatriptan Injection USP for the acute treatment of migraine and cluster headache in the United States.   Antares Pharma is also developing QuickShot® Testosterone for testosterone replacement therapy. The Company's technology platforms include VIBEX® disposable auto injectors, disposable multi-use pen injectors and reusable needle-free injectors. Antares Pharma has a multi-product deal with Teva that includes VIBEX® epinephrine, exenatide multi-dose pen, and teriparatide multi-dose pen.  Our reusable needle-free injector for use with human growth hormone (hGH) is sold worldwide by Ferring B.V.  The Company is also working with AMAG Pharmaceuticals on a subcutaneous method of administering Makena, a progesterone product indicated for use in lowering the risk of pre-term birth.  For more information, visit www.antarespharma.com.

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

This press release contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements are subject to certain risks and uncertainties that can cause actual results to differ materially from those described.  Factors that may cause such differences include, but are not limited to: the results of the phase 3 studies for QuickShot® Testosterone (QST) and acceptance of the data by the U.S. Food and Drug Administration (“FDA”); the timing and Company’s ability to successfully complete a New Drug Application (“NDA”) for QST,  acceptance of the NDA for QST by the FDA and approval of the same by the FDA; Teva’s ability to adequately and timely respond to the Complete Response Letter received from the FDA for the VIBEX® epinephrine pen ANDA and approval by the FDA of the same, the timing and therapeutic equivalence rating thereof, and any future purchase orders and revenue pre or post FDA approval; Teva’s ability to successfully commercialize VIBEX® Sumatriptan Injection USP and the amount of revenue from the same; FDA action with respect to Teva’s Abbreviated New Drug Application (“ANDA”) filed for the Exenatide pen and future revenue from the same; the outcome of the pending patent litigation between Teva Pharmaceutical Industries, Ltd. (Teva) and Eli Lilly and Company regarding the Teriparatide multi-dose pen; FDA action with respect to Teva’s ANDA for the Teriparatide multi-dose pen and the timing and approval, if any, by the FDA of the same; continued growth of prescriptions and sales of OTREXUP™;  the timing and results of the development project with AMAG Pharmaceuticals for an auto injector for Makena; the timing and results of research projects, clinical trials,  and product candidates in development; actions by the FDA or other regulatory agencies with the respect to the Company’s products or product candidates of its partners; continued growth in product, development, licensing and royalty revenue; the Company’s ability to obtain financial and other resources for its research, development, clinical, and commercial activities and other statements regarding matters that are not historical facts, and involve predictions. These statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance, achievements or prospects to be materially different from any future results, performance, achievements or prospects expressed in or implied by such forward-looking statements. In some cases you can identify forward-looking statements by terminology such as ''may'', ''will'', ''should'', ''would'', ''expect'', ''intend'', ''plan'', ''anticipate'', ''believe'', ''estimate'', ''predict'', ''potential'', ''seem'', ''seek'', ''future'', ''continue'', or ''appear'' or the negative of these terms or similar expressions, although not all forward-looking statements contain these identifying words. Additional information concerning these and other factors that may cause actual results to differ materially from those anticipated in the forward-looking statements is contained in the "Risk Factors" section of the Company's Annual Report on Form 10-K for the year ended December 31, 2015, and in the Company's other periodic reports and filings with the Securities and Exchange Commission.  The Company cautions investors not to place undue reliance on the forward-looking statements contained in this press release. All forward-looking statements are based on information currently available to the Company on the date hereof, and the Company

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undertakes no obligation to revise or update these forward-looking statements to reflect events or circumstances after the date of this press release, except as required by law.

Contacts:

Jack Howarth

Vice President, Corporate Affairs

609-359-3016

jhowarth@antarespharma.com

TABLES FOLLOW

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ANTARES PHARMA, INC.

Table 1 – CONSOLIDATED REVENUE DETAILS

(amounts in thousands, except for percentages)

(unaudited)

	Three Months Ended September 30,		Increase	Nine Months Ended September 30,			Increase
	2016	2015	(Decrease)	2016	2015		(Decrease)
OTREXUP™	$3,904	$3,593	9%	$11,024	$9,943		11%
Auto injector and pen injector devices	5,944	3,240	83%	15,836	5,207		204%
Needle-free injector devices and components	1,202	1,194	1%	3,720	3,340		11%
Total product sales	11,050	8,027	38%	30,581	18,490		65%
Development revenue	2,101	2,608	(19%)	6,467	8,024		(19%)
Licensing revenue	39	43	(9%)	128	6,112	(1)	(98%)
Royalties	289	408	(29%)	850	1,228		(31%)
Total revenue	$13,479	$11,086	22%	$38,026	$33,854		12%

(1)

Licensing revenue for the nine-month period ended September 30, 2015 included $5.1 million for payments previously received and deferred under a promotion and marketing agreement with LEO Pharma A/S, which were recognized in revenue upon termination of the agreement in June 2015.

ANTARES PHARMA, INC.

Table 2 – CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS

(amounts in thousands except per share amounts)

(unaudited)

	For the Three Months Ended		For the Nine Months Ended
	September 30,		September 30,
	2016	2015	2016	2015
Revenue:
Product sales	$11,050	$8,027	$30,581	$18,490
Development revenue	2,101	2,608	6,467	8,024
Licensing revenue	39	43	128	6,112
Royalties	289	408	850	1,228
Total revenue	13,479	11,086	38,026	33,854
Cost of Revenue	8,034	5,100	22,128	13,482
Gross profit	5,445	5,986	15,898	20,372
Research and development	5,958	5,142	15,555	14,089
Selling, general and administrative	5,623	6,611	20,241	20,254
Total operating expenses	11,581	11,753	35,795	34,343
Operating loss	(6,136)	(5,767)	(19,897)	(13,971)
Other income (expense)	15	29	58	(61)
Net loss	$(6,121)	$(5,738)	$(19,839)	$(14,032)
Basic and diluted net loss per common share	$(0.04)	$(0.04)	$(0.13)	$(0.10)
Basic and diluted weighted average common shares outstanding	155,061	154,809	154,952	143,819

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ANTARES PHARMA, INC.

Table 3 – CONSOLIDATED CONDENSED BALANCE SHEETS

(amounts in thousands)

(unaudited)

	September 30,	December 31,
	2016	2015
Assets
Cash and investments	$31,783	$47,911
Accounts receivable	8,562	7,952
Inventories	6,724	5,724
Equipment, molds, furniture and fixtures, net	17,993	14,793
Patent rights, net	2,149	2,435
Goodwill	1,095	1,095
Other assets	2,492	4,652
Total Assets	$70,798	$84,562

Liabilities and Stockholders’ Equity
Accounts payable and accrued expenses	$14,753	$11,675
Deferred revenue	7,002	5,844
Stockholders’ equity	49,043	67,043
Total Liabilities and Stockholders’ Equity	$70,798	$84,562

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